UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
_________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  February 4, 2009
__________________________

WorldGate Communications, Inc.
(Exact Name of Registrant as Specified in its Charter)

__________________________

Delaware	000-25755	23-2866697
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

3190 Tremont Avenue
Trevose, Pennsylvania 19053
(Address of Principal Executive Offices) (Zip Code)

(215) 354-5100
(Registrant’s telephone number,
including area code)

(Former Name or Former Address, if Changed Since Last Report)
__________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 4, 2009 and March 24, 2009, WorldGate Communications, Inc. (the “Company”), in exchange for cash received, issued promissory notes for $550,000 and $200,000, respectively, to WGI Investor, LLC (“WGI”).  Both notes were an advance of the cash consideration payable by WGI at the closing of the transactions contemplated by the Securities Purchase Agreement, dated December 12, 2008, between WGI and the Company (the “Securities Purchase Agreement”).   Each of the notes had a maturity date of May 1, 2009 and had interest payable at six percent per annum.  On April 6, 2009, upon closing of the transactions contemplated by the Securities Purchase Agreement, the two notes were cancelled pursuant to their terms.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 15, 2009, James McLoughlin tendered his resignation as Vice President, Sales and Marketing of the Company.  In connection with his resignation, the Company entered into a severance agreement with Mr. McLoughlin pursuant to which the Company agreed to provide him with certain severance benefits, including continuation of salary until April 7, 2010, payment of accrued bonus amounts, continuation of certain health benefits for the severance period, and an extension of the period during which vested options may be exercised.  The severance agreement provides a general release in favor of the Company and its affiliates.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLDGATE COMMUNICATIONS, INC.

By:	/s/ Christopher V. Vitale
Name:	Christopher V. Vitale
Title:	General Counsel and Secretary

Dated: May 15, 2009